Exhibit 99.1

The Goodyear Tire & Rubber Company
Latin America Farm Tire Business
Combined Financial Statements
December 31, 2010, 2009 and 2008

The Goodyear Tire & Rubber Company
Latin America Farm Tire Business
Combined Financial Statements
December 31, 2010, 2009 and 2008

Contents	Page(s)

Report of Independent Registered Public Accounting Firm	3

Combined Financial Statements

Combined Statements of Net Assets Sold	4

Combined Statements of Revenue, Cost of Goods Sold and Direct Operating Expenses	5

Notes to Combined Financial Statements	6-10

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of The Goodyear Tire & Rubber Company:

We have audited the accompanying Combined Statements of Net Assets Sold of The Goodyear Tire & Rubber Company’s Latin America Farm Tire Business (the “Business”) at December 31, 2010 and 2009, and the related accompanying Combined Statements of Revenue, Cost of Goods Sold and Direct Operating Expenses for each of the three years in the period ended December 31, 2010 (collectively, the “Combined Statements”).  These Combined Statements are the responsibility of the Business’s management.  Our responsibility is to express an opinion on these Combined Statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the Combined Statements.  We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 1 to the Combined Statements, the accompanying Combined Statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the Business’s combined financial position, results of operations or cash flows.

In our opinion, the Combined Statements referred to above present fairly, in all material respects, the Business’s Combined Net Assets Sold at December 31, 2010 and 2009, and Combined Revenue, Cost of Goods Sold and Direct Operating Expenses for each of the three years in the period ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

Also as discussed in Note 1 to the Combined Statements, the Business has significant transactions and relationships with affiliated entities.  Because of these relationships, it is possible that the terms of these transactions are not the same as those that would have resulted from transactions with wholly unrelated entities.

/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

Cleveland, Ohio
May 13, 2011

Combined Financial Statements

The Goodyear Tire & Rubber Company
Latin America Farm Tire Business
Combined Statements of Net Assets Sold

	December 31,
(In millions)	2010	2009

Assets
Current Assets:
Cash (Note 1)	$1.0	$-
Inventories (Note 2)	13.2	10.0
Asset tax credits and other current assets (Note 3)	0.9	1.4
Deferred income taxes (Note 7)	0.5	0.3
Total Current Assets	15.6	11.7

Property, Plant and Equipment (Note 4)	43.8	43.7
Other Assets	0.3	0.2
Total Assets	$59.7	$55.6

Liabilities
Current Liabilities:
Compensation and Benefits (Note 6)	$2.9	$1.6

Compensation and Benefits (Note 6)	5.1	3.9
Deferred Income Taxes (Note 7)	6.3	6.2
Total Liabilities	$14.3	$11.7

Net Assets Sold	$45.4	$43.9

The accompanying notes are an integral part of these combined financial statements.
Refer to Note 1 for the basis of presentation of these combined financial statements.

The Goodyear Tire & Rubber Company
Latin America Farm Tire Business
Combined Statements of Revenue, Cost of Goods Sold and Direct Operating Expenses

	Twelve Months Ended
	December 31,
(In millions)	2010	2009	2008

Gross Revenue
Third Party	$138.9	$87.9	$143.3
Related Party (Note 1)	0.1	0.1	0.7
Total Gross Revenue	139.0	88.0	144.0
Less excise taxes	(26.9)	(16.4)	(26.6)
Net Revenue	112.1	71.6	117.4

Cost of Goods Sold
Third Party	90.8	57.5	90.2
Related Party (Note 1)	0.1	0.1	0.6
Total Cost of Goods Sold	90.9	57.6	90.8

Direct Operating Expenses	3.7	3.0	4.3

Excess of Revenues over Cost of Goods Sold
and Direct Operating Expenses	$17.5	$11.0	$22.3

The accompanying notes are an integral part of these combined financial statements.
Refer to Note 1 for the basis of presentation of these combined financial statements.

The Goodyear Tire & Rubber Company
Latin America Farm Tire Business
Notes to Combined Financial Statements

NOTE 1.  ACCOUNTING POLICIES

Basis of Presentation

The accompanying combined financial statements have been prepared for the purpose of presenting the net assets sold as of December 31, 2010 and 2009, and the revenue, cost of goods sold and direct operating expenses for each of the three years in the period ended December 31, 2010, of the Latin American farm tire business (the “Business”) of The Goodyear Tire & Rubber Company (“Goodyear”).  The Business was sold pursuant to a Purchase Agreement (the “Agreement”) between Goodyear and Titan Tire Corporation, a subsidiary of Titan International, Inc. (“Titan”).  The accompanying Combined Statements of Net Assets Sold and of Revenue, Cost of Goods Sold and Direct Operating Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the Business’s combined financial position, results of operations or cash flows.

On December 13, 2010, Goodyear and Titan entered into an agreement for the sale of the Business to Titan (the “transaction”).  To effect the transaction, Goodyear transferred certain assets and liabilities of the Business to a separate legal entity.  Titan then acquired 100% of the equity of the new legal entity.  The assets consist primarily of Goodyear’s inventories and certain property, plant and equipment at its manufacturing facility in Sao Paulo, Brazil.  Certain cash balances and employee benefit obligations were also transferred to the new entity.  In addition, Titan acquired certain intellectual property, and a license to manufacture and distribute Goodyear and Fulda-brand farm tires in North, Central and South America.  Titan will also acquire farm tire inventories throughout Goodyear’s distribution network in South and Central America upon establishing its legal entities in those countries and obtaining the necessary licenses.  The purchase price was $98.6 million in cash, subject to post-closing adjustments.  The transaction closed on April 1, 2011.

The accompanying Combined Statements of Net Assets Sold and of Revenue, Cost of Goods Sold and Direct Operating Expenses have been derived from Goodyear’s historical accounting records, are prepared on the accrual basis of accounting, and are presented to include the historical operations applicable to the Business in accordance with the Agreement.

Full separate financial statements prepared in accordance with accounting principles generally accepted in the United States, including statements of cash flows, are not presented because the information necessary to prepare such statements is neither available readily nor practicable to obtain in these circumstances.  The results set forth in the Combined Statements of Net Assets Sold and of Revenue, Cost of Goods Sold and Direct Operating Expenses could differ from those that would have resulted had the Business operated autonomously or as an independent entity.  The historical operating results may not be indicative of the results of the Business after the acquisition by Titan.

The Business has significant transactions and relationships with Goodyear.  These transactions include the purchase and sale of inventory and fixed assets and the funding of research and development activities.  Because of these relationships, it is possible that the terms of these transactions are not the same as those that would have resulted from transactions with wholly unrelated entities.  The Business obtained a significant amount of its natural and synthetic rubber requirements from Goodyear at cost, which amounted to approximately 29%, 25% and 35% of its raw material costs during 2010, 2009 and 2008, respectively.  These costs are subject to volatility in market prices.  These raw materials could be obtained from alternative suppliers.  All significant intercompany accounts and transactions within the Business have been eliminated in the preparation of the Combined Statements of Net Assets Sold and of Revenue, Cost of Goods Sold and Direct Operating Expenses.  In addition, gross revenues from related parties include sales by the Business to Goodyear’s Europe, Middle East and Africa farm tire business totaling $0.1 million, $0.1 million and $0.5 million in 2010, 2009 and 2008, respectively.  This business is expected to be sold by Goodyear to Titan, as discussed below.

The Goodyear Tire & Rubber Company
Latin America Farm Tire Business
Notes to Combined Financial Statements

NOTE 1.  ACCOUNTING POLICIES (cont.)

Basis of Presentation (cont.)

Cost of goods sold includes the actual and allocated manufacturing cost of the products.  Allocated employee benefit costs were determined based upon direct manufacturing costs, which Goodyear believes is a reasonable basis of allocation.

Direct operating expenses include selling, distribution, administrative, advertising and other related operating costs that were entirely related to the Business.  Interest, income taxes and Goodyear corporate expenses related to selling, administrative and general services or infrastructure or other types of support services provided by Goodyear have not been included within direct operating expenses.  These costs historically were not allocated separately by Goodyear to the Business.  It was not considered to be practicable to isolate, or reasonably allocate, these costs to the Business, as it would not produce allocations that would be indicative of the Business’s historical performance.

A statement of cash flows is not presented, as the Business did not maintain a separate cash balance.  All cash flow activities were funded by Goodyear and consisted primarily of amounts for payroll, capital expenditures, material purchases and other operational cost requirements of the Business.  These cash flows historically were not allocated separately by Goodyear to the Business.  In addition, cash collections from customers historically were not allocated separately to the Business.  It was not considered to be practicable to isolate, or reasonably allocate, these cash flows to the Business, as it would not produce allocations that would be indicative of the Business’s historical performance.

Under the terms of the Agreement, Goodyear was required to transfer funds to Titan equivalent to the accrued balance as of the date of closing of recoverable asset tax credits, wages payable and certain other payroll-related accounts at the Sao Paulo facility.  Goodyear and Titan agreed that the cash transfer at closing would be that amount less R$1,413,865.64.  Goodyear chose to effect this funding at closing by transferring cash to the new legal entity in Brazil.  Cash balances reported on the Combined Statements of Net Assets Sold represent the amount of cash that would have been contributed to the new legal entity by Goodyear had the closing occurred on December 31, 2010 or 2009, utilizing the same formula, and amounted to $1.0 million and $0.0 million, respectively, at those dates.

Related Transactions

Pursuant to the Agreement, Goodyear and Titan have entered into several supply agreements.  Under the terms of the supply agreements, Titan will produce certain non-farm tires in Brazil for Goodyear for a period of three years, with automatic annual extensions of one year if not cancelled with required notice.  These product lines were previously produced by Goodyear at the Sao Paulo facility.  Titan will sell the non-farm tires to Goodyear at a negotiated transfer price.  Cost of goods sold attributed to the non-farm product lines as operated by Goodyear were $193.9 million, $144.1 million and $208.2 million in 2010, 2009 and 2008, respectively.  Such amounts are not reported in the Combined Statements of Revenue, Cost of Goods Sold and Direct Operating Expenses.

Pursuant to other arrangements, Goodyear will lease floorspace in the Sao Paulo facility to manufacture aviation tires.  In addition, Goodyear expects to produce certain farm tires in Colombia for Titan for a period of two years, with automatic annual extensions of one year if not cancelled with required notice.  Goodyear will sell the tires to Titan at a negotiated transfer price.  Goodyear will also continue to distribute farm tires in markets outside of Brazil pending Titan’s establishment of legal entities in those markets and obtaining the necessary licenses.  Goodyear and Titan also entered into a Put Option under which Titan has the obligation to acquire Goodyear’s farm tire business in Europe, the Middle East and Africa if certain conditions are met.

The Goodyear Tire & Rubber Company
Latin America Farm Tire Business
Notes to Combined Financial Statements

NOTE 1.  ACCOUNTING POLICIES (cont.)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and related notes to financial statements.  Actual results could differ from those estimates.

Revenue Recognition

Revenues are recognized when finished products are shipped to unaffiliated customers, both title and the risks and rewards of ownership are transferred or services have been rendered and accepted, and collectibility is reasonably assured.  A provision for customer incentives, discounts, sales returns and allowances is recorded at the time of sale.

Cost of Goods Sold

Cost of goods sold includes the actual and allocated manufacturing cost of the products.

Shipping and Handling Fees and Costs

Expenses for transportation of products to customers are recorded as a component of cost of goods sold.

Research and Development Costs

Research and development costs include, among other things, materials, equipment, compensation and contract services.  These costs are expensed as incurred and included as a component of cost of goods sold.  Research and development costs in 2010 and 2009 were not significant.  Research and development costs were $0.3 million in 2008.

Warranty

The Business offers warranties on the sale of certain of its products and services and records an accrual for estimated future claims at the time revenue is recognized.  Tire replacement under most of the warranties offered is on a prorated basis.  Costs totaling $1.7 million, $2.0 million and $3.0 million were recorded in 2010, 2009 and 2008, respectively.  Warranty expenses are based on past claims experience, sales history and other considerations.  Costs for future warranty claims and related accruals associated with products sold by Goodyear prior to the closing of the transaction have been retained by Goodyear and the related obligations have been excluded from the Combined Statements of Net Assets Sold.

Inventories

Inventories are stated at the lower of cost or market.  Cost is determined using the average cost method.  Costs include direct material, direct labor and applicable manufacturing and engineering overhead.  Fixed manufacturing overheads are allocated based on normal production capacity and abnormal manufacturing costs are recognized as period costs.  A provision for excess and obsolete inventory is determined based on management’s review of inventories on hand compared to estimated future usage and sales.

The Goodyear Tire & Rubber Company
Latin America Farm Tire Business
Notes to Combined Financial Statements

NOTE 1.  ACCOUNTING POLICIES (cont.)

Property, Plant and Equipment

Property, plant and equipment are stated at cost.  Depreciation is computed using the straight-line method.  Additions and improvements that substantially extend the useful life of property, plant and equipment are capitalized.  Repair and maintenance costs are expensed as incurred.  Property, plant and equipment are depreciated to their estimated residual values over their estimated useful lives, and reviewed for impairment whenever events or circumstances warrant such a review.

Foreign Currency Translation

The financial statements are translated into U.S. dollars using the exchange rate at each balance sheet date for assets and liabilities and a weighted average exchange rate for each period for revenues, costs and expenses.  There were no transaction gains or losses in 2010, 2009 or 2008.  The Combined Statement of Net Assets Sold does not present owners’ equity and accordingly, translation adjustments are not reported.

NOTE 2.  INVENTORIES

(In millions)	2010	2009
Raw materials	$8.2	$5.1
Work in process	1.0	1.1
Finished products	4.0	3.8
	$13.2	$10.0

Inventories are reported net of provisions for excess quantities and for obsolescence.

NOTE 3.  OTHER CURRENT ASSETS

Asset tax credits relate primarily to future tax credits associated with taxes paid on imports into Brazil and locally purchased fixed assets.

NOTE 4.  PROPERTY, PLANT AND EQUIPMENT

(In millions)	2010	2009
Land and improvements	$3.3	$3.0
Buildings and improvements	15.7	12.1
Machinery and equipment	73.4	68.2
Construction work in progress	1.8	4.7
	94.2	88.0
Accumulated depreciation	(54.1)	(47.3)
	40.1	40.7
Spare parts	3.7	3.0
	$43.8	$43.7

The range of useful lives of property used in arriving at the annual amount of depreciation provided are as follows: buildings and improvements, 8 to 40 years; machinery and equipment, 5 to 30 years.  Depreciation expense allocated to farm tire production and included in cost of goods sold totaled $1.7 million, $1.7 million and $2.0 million in 2010, 2009 and 2008, respectively.

The Goodyear Tire & Rubber Company
Latin America Farm Tire Business
Notes to Combined Financial Statements

NOTE 5.  LEASED ASSETS

The Business leases various assets for use at the Sao Paulo facility, including transportation and information technology equipment.  Substantially all of the leases are cancellable without significant penalty.  Rent expense was $0.9 million, $0.7 million and $0.6 million in 2010, 2009 and 2008, respectively.

NOTE 6.  COMPENSATION AND BENEFITS

In Brazil, employees of the Business participated in various employee benefit plans sponsored by Goodyear, including pension, other post-retirement and savings plans.  The Combined Statements of Revenue, Cost of Goods Sold and Direct Operating Expenses reflect those plans on a multi-employer basis.  The pension and other postretirement benefits liabilities on the Combined Statements of Net Assets Sold represent the funded status of the obligation assumed by Titan associated with the employees being transferred to Titan, and equal the projected benefit obligation of $5.9 million and $4.2 million less plan assets of $0.8 million and $0.5 million, at December 31, 2010 and 2009, respectively.  Significant assumptions include discount rates ranging from 10.5% to 10.75% at December 31, 2010 and 11.5% at December 31, 2009.  The costs of these plans related to the Business were allocated by Goodyear to the Business based upon direct manufacturing costs, which Goodyear believes is a reasonable basis of allocation.  These costs are reflected in cost of goods sold of the Business.  These costs totaled $1.6 million, $1.5 million and $1.7 million in 2010, 2009 and 2008, respectively.

NOTE 7.  DEFERRED INCOME TAXES

Deferred income taxes have been provided for temporary differences between amounts of assets and (liabilities) for financial reporting purposes and such amounts as measured by applicable tax laws.  Temporary differences giving rise to deferred tax assets and (liabilities) at December 31 follow:

(In millions)	2010	2009
Compensation and benefits	$0.8	$0.3
Other	0.2	0.1
Total deferred tax assets	1.0	0.4
Property basis differences	(6.8)	(6.3)
Total net deferred tax liabilities	$(5.8)	$(5.9)

NOTE 8.  CONCENTRATIONS OF CREDIT RISK

One customer generated 21.3%, 16.7% and 18.6% of revenue in 2010, 2009 and 2008, respectively.  In addition, another customer generated 10.7% of revenue in 2010.